Exhibit 32.1

Certification by the Chief Executive Officer and Chief Financial Officer Relating to a Periodic Report Containing
Financial Statements

     I, Jeffrey L. Radke, Chief Executive Officer, and Robert P. Myron, Chief Financial Officer, of PXRE Group Ltd., a Bermuda company (the “Company”), hereby certify that, based on our knowledge:

     (1)     The Company’s periodic report containing financial statements on Form 10-K for the period ended December 31, 2006 (the “Form 10-K”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

     (2)     The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

*          *          *

Date:	As of March 16, 2007
CHIEF EXECUTIVE OFFICER:		CHIEF FINANCIAL OFFICER:

/s/ Jeffrey L. Radke		/s/ Robert P. Myron
Jeffrey L. Radke		Robert P. Myron

94

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
110 PITTS BAY ROAD
PEMBROKE HM08, BERMUDA

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER
COMMUNICATIONS
If you would like to reduce the costs incurred by Argo Group International Holdings, Ltd. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Argo Group International Holdings, Ltd. c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	ARGRP1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

Vote On Directors						To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	Election of Directors: Nominees: (01) F. Sedgwick Browne (02) Hector De Leon (03) Frank W. Maresh (04) John R. Power, Jr. (05) Gary V. Woods		For All ☐	Withhold All ☐	For All Except ☐

Vote On Proposals							For	Against	Abstain

2.	Approval of the Argo Group International Holdings, Ltd. 2007 Employee Stock Purchase Plan.						☐	☐	☐

3.	Approval of the Argo Group International Holdings, Ltd. 2007 Annual Incentive Compensation Plan.						☐	☐	☐

4.	Approval of the Argo Group International Holdings, Ltd. 2007 Long-Term Incentive Plan.						☐	☐	☐

5.

Approval of the recommendation of the Audit Committee of our Board of Directors that Ernst & Young LLP be appointed as our independent auditors for the fiscal year ending December 31, 2007 and referral of the determination of the independent auditors' remuneration to the Audit Committee of our Board of Directors.

							☐	☐	☐

Please sign exactly as your name appears hereon. Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign and give full title. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person. Please mark, sign and date this proxy and return it promptly whether you plan to attend the meeting or not. If you do attend, you may vote in person if you desire.

Signature [PLEASE SIGN WITHIN BOX]		Date	Signature (Joint Owners)			Date

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
October 2, 2007

The undersigned shareholder of Argo Group International Holdings, Ltd. ("Argo Group") hereby appoints MARK E. WATSON III and CRAIG S. COMEAUX, and each of them, with the full power of substitution to each, true and lawful attorneys, agents and proxyholders of the undersigned, and hereby authorizes them to represent and vote as specified herein, all shares of Common Stock held of record by the undersigned on October 1, 2007 at the 2007 Annual Meeting of Shareholders of the Company to be held on Tuesday, November 13, 2007 at the corporate offices of Argo Group, located at 110 Pitts Bay Road, Pembroke HM 08, Bermuda and at any adjournments or postponements thereof.

The Shares Represented By This Proxy Will Be Voted in the Manner Directed. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED "FOR" ITEMS 1 THROUGH 5 AND IN THE DISCRETION OF THE PROXYHOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT DATED OCTOBER 2, 2007. THE DIRECTORS RECOMMEND VOTES "FOR" THE PROPOSALS ON THE REVERSE SIDE.